                                                                     EXHIBIT 9.4

                      IDRC STOCKHOLDER SUPPORT AGREEMENT
                      ----------------------------------


          THIS STOCKHOLDER SUPPORT AGREEMENT, dated as of ______________ __, 1999 (this "Agreement") is being executed by the undersigned stockholder (the
            ---------
"Stockholder") of IDRC, a Delaware corporation ("IDRC"), for the benefit of
 -----------                                     ----
TeleSpectrum, a Delaware corporation ("TeleSpectrum").
                                       ------------

          WHEREAS, TeleSpectrum and IDRC are entering into an Agreement and Plan of Merger, dated as of January __, 1999 (the "Merger Agreement"), whereby, upon
                                              ----------------
the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of the common stock, par value $.001 per share, of IDRC ("IDRC Common Stock") not owned directly or indirectly by TeleSpectrum or
       -----------------
IDRC, will be converted into shares of common stock, par value $.01 per share, of TeleSpectrum ("TeleSpectrum Common Stock"), and warrants exercisable for
                  -------------------------
TeleSpectrum Common Stock ("Warrants"), the outstanding shares of the Series A
                            --------
preferred stock, par value $.001 per share, of IDRC ("IDRC Series A Preferred
                                                      -----------------------
Stock") as of the effective time of the Merger will be redeemed for cash, and
-----
the outstanding options and warrants of IDRC as of the effective time of the Merger will be converted into options exercisable for TeleSpectrum Common Stock and Warrants;

          WHEREAS, Stockholder owns _________ shares of IDRC Common Stock (such shares of IDRC Common Stock, together with any shares of IDRC Common Stock obtainable upon exercise of Detachable Warrants, any other shares of capital stock of IDRC acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject
                                                                      -------
Shares"); and
------

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, TeleSpectrum has required that the Stockholder agree, and in order to induce TeleSpectrum to enter into the Merger Agreement the Stockholder has agreed, to enter into this Agreement.

          NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Stockholder agrees as follows:

          1.   Capitalized Terms.  Capitalized terms used in this Agreement that
               -----------------
are not defined herein shall have such meanings as set forth in the Merger Agreement.

          2.   Covenants of Stockholder.  Until the termination of this
               ------------------------
Agreement in accordance with Section 6, Stockholder agrees as follows:

               (a) At the IDRC Stockholders Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent (including the IDRC Consent) or other approval with respect to the Merger or the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

               (b) At any meeting of stockholders of IDRC or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by IDRC or any subsidiary thereof or any other Acquisition Proposal or (ii) any amendment of IDRC's Certificate of Incorporation or Bylaws or other proposal or transaction involving IDRC or any IDRC Subsidiary, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of IDRC. The Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

               (c) Contemporaneously with the execution of this Agreement: (i) Stockholder shall deliver to TeleSpectrum a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the Subject Shares (the "Proxy"); and
                                                                -----
     (ii) Stockholder shall cause to be delivered to TeleSpectrum an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any issued and outstanding shares of IDRC Common Stock that are owned beneficially (but are not owned of record) by Stockholder.

               (d) The Stockholder agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (collectively, "Transfer"), or enter into
                                                    --------
     any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of the Subject Shares to any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, in relation to the Subject Shares. The Stockholder further agrees not to commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, the Stockholder may Transfer all or any portion of the Subject Shares held by such Stockholder by way of gift or for estate planning purposes, provided that any such transferee shall first be required to execute a joinder to this Agreement whereby such transferee agrees to be bound by all of the terms and conditions hereof.

               (e) The Stockholder shall not, nor shall the Stockholder permit any affiliate, director, officer, employee, partner, investment banker, attorney or other advisor, agent or representative of the Stockholder to,
     (i) directly or indirectly solicit, initiate or encourage the submission of, any Acquisition Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal.

               (f) The Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with TeleSpectrum in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

               (g) Immediately after the execution of this Agreement (and from time to time prior to the termination of this Agreement), Stockholder shall instruct IDRC to cause each certificate of Stockholder evidencing any of the Subject Shares to bear a legend in the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE STOCKHOLDER SUPPORT AGREEMENT DATED AS OF JANUARY __, 1999, AS IT MAY BE AMENDED, BETWEEN THE ISSUER AND IDRC, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

          3.   Representations and Warranties.
               ------------------------------

               (a) The Stockholder has the requisite capacity and legal right to execute and deliver this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby. Each of this Agreement and the Merger Agreement is enforceable against the Stockholder in accordance with its terms.

               (b) The Stockholder represents and warrants to TeleSpectrum that
     (i) the Stockholder is the record and beneficial owner of, and has good and marketable title to, the Subject Shares, (ii) the Stockholder does not own, of record or beneficially, any shares of capital stock of IDRC other than the Subject Shares and shares of IDRC Series A Preferred Stock, and (iii) the Stockholder has the sole right to vote, and the sole power of disposition with respect to, the Subject Shares, and none of the Subject Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Shares, except for this Agreement.

          4.   Lock-Up.  In consideration and as an inducement of TeleSpectrum's
               -------
willingness to enter into the Merger Agreement, the Stockholder agrees that, without the prior written consent of TeleSpectrum (which consent may be withheld for any reason), the Stockholder will not, directly or indirectly (a) offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of TeleSpectrum Common Stock, the Warrants or Warrant Shares acquired by such Stockholder in connection with the Merger or upon the exercise of any options acquired in connection with the Merger, or

(b) enter into any Hedging Transaction (as defined below) relating to the foregoing securities (each of the foregoing classes (a) and (b) are hereinafter referred to as a "Disposition") for a period of one year after the Effective
                  -----------
Time (the "Lock-Up Period"). The foregoing restriction is expressly intended to
           --------------
preclude the Stockholder from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition by the Stockholder during the Lock-Up Period even if the securities would be disposed of by someone other than the Stockholder. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the shares of TeleSpectrum Common Stock; provided that the exercise of an option or warrant to purchase shares of TeleSpectrum Common Stock or other securities issued by TeleSpectrum or the conversion of any convertible securities into shares of TeleSpectrum Common Stock or other securities issued by TeleSpectrum shall not be a Hedging Transaction. The restrictions on Disposition of TeleSpectrum Common Stock shall not apply to any TeleSpectrum Common Stock acquired by the Stockholder in the open market or otherwise than in connection with the Merger.

               Without limiting the restrictions herein, any Disposition by the Stockholder shall remain at all times subject to applicable securities laws The Stockholder also agrees that TeleSpectrum may cause its transfer agent to note stop transfer instructions with respect to shares of TeleSpectrum Common Stock beneficially owned by the Stockholder on the transfer books and records of TeleSpectrum.

          5.   Termination.  The obligations of the Stockholder hereunder shall
               -----------
terminate upon the earlier of the termination of the Merger Agreement pursuant to Section 6.1 thereof or the Effective Time; provided, however, that Section 4
                                              --------  -------
shall survive for the Lock-Up Period.

          6.   Further Assurances.  Stockholder will, from time to time,
               ------------------
promptly execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as TeleSpectrum may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          7.   Successors, Assigns and Transferees Bound.  Except as provided
               -----------------------------------------
herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Stockholder, such as an executor or heir) shall be bound by the terms hereof, and the Stockholder shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

          8.   Remedies.  The Stockholder acknowledges that money damages would
               --------
be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause TeleSpectrum irreparable harm. Accordingly, the Stockholder agrees that in the event of any breach or threatened breach of this Agreement, TeleSpectrum, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

          9.   Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          10.  Amendment.  This Agreement may be amended only by means of a
               ---------
written instrument executed and delivered by both the Stockholder and TeleSpectrum.

          11.  Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          12.  Counterparts.  For the convenience of the parties, this Agreement
               ------------
may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                       STOCKHOLDER


                                       By:   ______________________________
                                       Name:
                                       Title:

Accepted and Agreed to
as of the date noted above:

TELESPECTRUM WORLDWIDE INC.


By:  _____________________
Name:
Title:

                                   EXHIBIT A

                           FORM OF IRREVOCABLE PROXY
                               IRREVOCABLE PROXY

     The undersigned stockholder of IDRC, a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Keith Alessi, Richard Schwenk and TeleSpectrum, a Delaware corporation ("TeleSpectrum"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the issued and outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Subject Shares") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Subject Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Subject Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with a Stockholder Support Agreement, dated as of the date hereof, between TeleSpectrum and the undersigned (the "Stockholder Support Agreement"), and is granted in consideration of TeleSpectrum entering into the Agreement and Plan of Merger, dated as of the date hereof, among TeleSpectrum, the Company and certain stockholders of the Company (the "Merger Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Merger Agreement.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Subject Shares at any time until the earlier to occur of the valid termination of the Merger Agreement or the Effective Time at any meeting of the stockholders of the Company, however called, or in any written action by consent of stockholders of the Company in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof.

     The undersigned stockholder may vote the Subject Shares on all other matters which would reasonably be expected to delay or otherwise interfere or prevent the consummation of the Merger.

     This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Subject Shares).

     Any term or provision of this proxy which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this proxy or affecting the validity or enforceability of any of the terms or provisions of this proxy in any other jurisdiction. If any provision of this proxy is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     This proxy shall terminate upon the termination of the Stockholder Support Agreement.

Dated:  January __, 1999



Name:

Number of shares of Company Common Stock owned of record as of the date of this proxy: